CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS



SpaceDev,  Inc.
San  Diego,  California



We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (file no. 333-47338) of SpaceDev, Inc. of our report dated February 13, 2003 relating to the consolidated financial statements for the year ended December 31, 2002 of SpaceDev, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/  Nation  Smith  Hermes  Diamond


San  Diego,  California
April  2,  2004